Free Writing Prospectus	Pursuant to Rule 433
Dated September 23, 2010	Registration Statement No. 333-158319
Supplementing Preliminary Prospectus Supplement dated
September 21, 2010 and Prospectus Dated March 31, 2009

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Auction Information

Auction Start: 9/22/2010 4:15 PM EDT Auction End: 9/22/2010 6:30 PM EDT Last Update: 9/22/2010 5:59:56 PM EDT

Auction Status: Accepting Bids

Bid Page

Zions Bancorporation / Warrants

Zions Bancorp Warrants (‘ZIONW’) I Units offered: 7,000,0001 Expiration May 22, 2020 I Exercise Price $36.63

ZIONS BANCORPORATION

Issue Information Bidding Information

JOD1E22

Current

Market-Clearing Price:

$4.40

units

Price Submitted In the Money”

Bid Limit utilized

1 2 3 4 5 6 7 8 9 10

1,000 5.00

Bid Limit: $

20,000.00

calculate/Refresh

Submit

Bid Limit—Your bid limit is allocated first to the highest price per unit bid multiplied by the is-the-money units at that price. Any remaining bid limit is then allocated to the next highest price per unit bid multiplied by the “in-the-money” units at that price, and so on until your assigned bid limit has been reached. If you have submitted bids that equal or exceed your bid limit you may not be able to improve any of your bids until the market clearing price exceeds one or more of your “in-the-money” bids.

Note: This page will check for updates every minute.

Please direct questions regarding the website or bidding procedures to the Auction Administrator.

You may also call our Investment Center at 800-524-8875 from 8 am to Midnight Eastern Time.

The Issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. Copies of the prospectus supplement and accompanying prospectus relating to the offering may be obtained when available by contacting Goldman, Sachs & Co., Attention: Prospectus Department, 200 West Street, New York, New York 10282, telephone: (866) 471–2526, facsimile: (212) 902–9316 or by emailing prospectus–ny@ny.email.gs.com, or by visiting EDGAR on the SEC’s website at www.sec.gov.

Investment Products: Not FDIC Insured • No Bank Guarantee • May Lose Value

Bank Deposits and Certificates of Deposit (CDs) are FDIC Insured up to Applicable Limits

Securities products and services offered by Zions Direct, Member FINRA/SIPC, a non-bank subsidiary of Zions Bank.

Affiliates of Zions Bank or other issuers may purchase CDs or securities through the auction process. The market clearing yield may be lower due to the participation of an affiliate in the auction which may benefit the affiliated issuer.

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Zions Bancorporation / Warrants

Zions Bancorp Warrants (“ZIONW”) | Units Offered: 7,000,000 | Expiration May 22, 2020 | Exercise Price $36.63

Please review and confirm the bids below

Confirm Bid Submission

Bidder Bid # Units @ Price Max. Award Max. Amt. Due Status

JODIE22 1 1,000 @ 5.00 1,000 $5,000.00 NEW

Bid Limit: $ 20,000.00 I understand that I could win as many as 1,000 units, at a total cost up to $ 5,000.00.

Cancel Submit

Bid Limit—Your bid limit is allocated first to the highest price per unit bid multiplied by the“ in-the-money” units at that price. Any remaining bid limit is then allocated to the next highest price per unit bid multiplied by the ‘in-the-money” units at that price, and so on until your assigned bid limit has been reached. If you have submitted bids that equal or exceed your bid limit you may not be able to improve any of your bids until the market clearing price exceeds one or more of your

“in-the-money” bids.

Please direct questions regarding the website or bidding procedures to the Auction Administrator.

You may also call our Investment Center at 800-524-8875 from 8 am to Midnight Eastern Time.

The Issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. Copies of the prospectus supplement and accompanying prospectus relating to the offering may be obtained when available by contacting Goldman, Sachs & Co., Attention: Prospectus Department, 200 West Street, New York, New York 10282, telephone: (866) 471–2526, facsimile: (212) 902–9316 or by emailing prospectus–ny@ny.email.gs.com, or by visiting EDGAR on the SEC’s website at www.sec.gov.

Investment Products: Not FDIC Insured • No Bank Guarantee • May Lose Value

Bank Deposits and Certificates of Deposit (CDs) are FDIC Insured up to Applicable Limits

Securities products and services offered by Zions Direct, Member FINRA/SIPC, a non-bank subsidiary of Zions Bank.

Affiliates of Zions Bank or other issuers may purchase CDs or securities through the auction process. The market clearing yield may be lower due to the participation of an affiliate in the auction which may benefit the affiliated issuer.

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Results

Zions Bancorporation / Warrants

Zions Bancorp Warrants (“ZIONW”) | Units Offered: 7,000,000 | Expiration May 22, 2020 | Exercise Price $36.63

Notice: The auction has been extended until 9/22/2010 6:32:00 PM EDT.

Auction Information

Auction Start: 9/22/2010 4:15 PM EDT

Auction End: 9/22/2010 6:32 PM EDT

Last Update: 9/23/2010 1:54:47 AM EDT

Auction Status: Over

Issue Information

Bidding Information

Bidder

Units

Price

Timestamp

Awarded

Amount Due

Bidder 26259 10,000 $ 8.00 9/22/2010 4:23:55 PM 10,000 units $ 52,500.00

Bidder 25867 100,000 $ 8.00 9/22/2010 4:32:20 PM 100,000 units $ 525,000.00

Bidder 25851 50,000 $ 6.80 9/22/2010 4:25:16 PM 50,000 units $ 262,500.00

Bidder 25776 100,000 $ 6.00 9/22/2010 4:49:29 PM 100,000 units $ 525,000.00

Bidder 13660 35,000 $ 5.75 9/22/2010 6:19:08 PM 35,000 units $ 183,750.00

Bidder 13660 140,000 $ 5.75 9/22/2010 6:29:54 PM 140,000 units $ 735,000.00

Bidder 26264 50,000 $ 5.60 9/22/2010 5:46:13 PM 50,000 units $ 262,500.00

Bidder 13660 35,000 $ 5.55 9/22/2010 6:21:35 PM 35,000 units $ 183,750.00

Bidder 25867 100,000 $ 5.50 9/22/2010 4:28:16 PM 100,000 units $ 525,000.00

Bidder 25750 150,000 $ 5.50 9/22/2010 6:22:29 PM 150,000 units $ 787,500.00

Bidder 13660 350,000 $ 5.50 9/22/2010 6:25:42 PM 350,000 units $ 1,837,500.00

Bidder 25852 2,000,000 $ 5.50 9/22/2010 6:25:51 PM 2,000,000 units $ 10,500,000.00

Bidder 25762 100,000 $ 5.50 9/22/2010 6:27:11 PM 100,000 units $ 525,000.00

Bidder 25824 27,600 $ 5.45 9/22/2010 6:20:20 PM 27,600 units $ 144,900.00

Bidder 25824 172,400 $ 5.45 9/22/2010 6:26:41 PM 172,400 units $ 905,100.00

Bidder 26253 500 $ 5.41 9/22/2010 6:27:07 PM 500 units $ 2,625.00

Bidder 25746 250,000 $ 5.40 9/22/2010 5:02:41 PM 250,000 units $ 1,312,500.00

Bidder 25750 150,000 $ 5.40 9/22/2010 6:22:58 PM 150,000 units $ 787,500.00

Bidder 25844 50,000 $ 5.40 9/22/2010 6:30:24 PM 50,000 units $ 262,500.00

Bidder 25775 1,000 $ 5.35 9/22/2010 4:20:04 PM 1,000 units $ 5,250.00

Bidder 25765 350,000 $ 5.32 9/22/2010 6:28:56 PM 350,000 units $ 1,837,500.00

Bidder 25750 200,000 $ 5.31 9/22/2010 6:31:10 PM 200,000 units $ 1,050,000.00

Bidder 25829 25,000 $ 5.30 9/22/2010 4:21:08 PM 25,000 units $ 131,250.00

Bidder 25746 250,000 $ 5.30 9/22/2010 5:02:41 PM 250,000 units $ 1,312,500.00

Bidder 25849 100,000 $ 5.30 9/22/2010 6:22:54 PM 100,000 units $ 525,000.00

Bidder 25754 20,000 $ 5.30 9/22/2010 6:29:31 PM 20,000 units $ 105,000.00

Bidder 25772 25,000 $ 5.30 9/22/2010 6:31:08 PM 25,000 units $ 131,250.00

Bidder 25762 100,000 $ 5.30 9/22/2010 6:31:09 PM 100,000 units $ 525,000.00

Bidder 25858 30,000 $ 5.30 9/22/2010 6:31:46 PM 30,000 units $ 157,500.00

Bidder 25858 30,000 $ 5.30 9/22/2010 6:31:46 PM 30,000 units $ 157,500.00

Bidder 25735 25,000 $ 5.29 9/22/2010 4:33:59 PM 25,000 units $ 131,250.00

Bidder 24406 100 $ 5.28 9/22/2010 6:31:37 PM 100 units $ 525.00

Bidder 25765 350,000 $ 5.27 9/22/2010 6:30:43 PM 350,000 units $ 1,837,500.00

Bidder 25786 150,000 $ 5.27 9/22/2010 6:31:57 PM 150,000 units $ 787,500.00

Bidder 25765 350,000 $ 5.26 9/22/2010 6:26:29 PM 350,000 units $ 1,837,500.00

Bidder 13661 1,000 $ 5.25 9/22/2010 4:26:06 PM 884 units $ 4,641.00

Bidder 26036 5,000 $ 5.25 9/22/2010 4:34:20 PM 4,416 units $ 23,184.00

Bidder 25769 25,000 $ 5.25 9/22/2010 4:57:28 PM 22,078 units $ 115,909.50

Bidder 25062 4,000 $ 5.25 9/22/2010 6:27:46 PM 3,533 units $ 18,548.25

Bidder 25062 4,000 $ 5.25 9/22/2010 6:27:46 PM 3,533 units $ 18,548.25

Bidder 25062 4,900 $ 5.25 9/22/2010 6:27:46 PM 4,328 units $ 22,722.00

Bidder 25062 4,900 $ 5.25 9/22/2010 6:27:46 PM 4,328 units $ 22,722.00

Bidder 25062 4,000 $ 5.25 9/22/2010 6:27:46 PM 3,533 units $ 18,548.25

Bidder 25062 4,000 $ 5.25 9/22/2010 6:27:46 PM 3,533 units $ 18,548.25

Bidder 25838 50,500 $ 5.25 9/22/2010 6:28:10 PM 44,598 units $ 234,139.50

Bidder 25062 4,900 $ 5.25 9/22/2010 6:28:25 PM 4,328 units $ 22,722.00

Bidder 25062 4,900 $ 5.25 9/22/2010 6:29:16 PM 4,327 units $ 22,716.75

Bidder 25772 50,000 $ 5.25 9/22/2010 6:29:30 PM 44,155 units $ 231,813.75

Bidder 25754 20,000 $ 5.25 9/22/2010 6:29:31 PM 17,662 units $ 92,725.50

Bidder 25754 20,000 $ 5.25 9/22/2010 6:29:31 PM 17,662 units $ 92,725.50

« Prev. Page of 5 Next »

Auction Totals: 7,000,000 units $ 36,750,000.00

Please direct questions regarding the website or bidding procedures to the Auction Administrator.

You may also call our Investment Center at 800-524-8875 from 8 am to Midnight Eastern Time.

The Issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. Copies of the prospectus supplement and accompanying prospectus relating to the offering may be obtained when available by contacting Goldman, Sachs & Co., Attention: Prospectus Department, 200 West Street, New York, New York 10282, telephone: (866) 471–2526, facsimile: (212) 902–9316 or by emailing prospectus–ny@ny.email.gs.com, or by visiting EDGAR on the SEC’s website at www.sec.gov.

Investment Products: Not FDIC Insured • No Bank Guarantee • May Lose Value

Bank Deposits and Certificates of Deposit (CDs) are FDIC Insured up to Applicable Limits

Securities products and services offered by Zions Direct, Member FINRA/SIPC, a non-bank subsidiary of Zions Bank.

Affiliates of Zions Bank or other issuers may purchase CDs or securities through the auction process. The market clearing yield may be lower due to the participation of an affiliate in the auction which may benefit the affiliated issuer.

Other Products | Contact Us | About Us | Site Map | Privacy Policy | Terms and Conditions